As filed with the Securities and Exchange Commission on June 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSTANT CONTACT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3285398
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Third Floor Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2011 Stock Incentive Plan

(Full Title of the Plan)

Robert P. Nault

Senior Vice President, General Counsel and Secretary

Constant Contact, Inc.

1601 Trapelo Road, Third Floor

Waltham, Massachusetts 02451

(Name and Address of Agent For Service)

(781) 472-8100

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,100,000 shares(1)	$29.70(2)	$62,370,000(2)	$8,033.26

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on June 16, 2014.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed to register an additional 2,100,000 shares of Common Stock, $0.01 par value per share, of Constant Contact, Inc. (the “Registrant”) issuable under the Registrant’s Amended and Restated 2011 Stock Incentive Plan. Pursuant to General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-174621, filed by the Registrant on May 31, 2011 relating to the Registrant’s 2011 Stock Incentive Plan (as defined in such registration statement).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

The legality of the Common Stock offered hereby has been passed upon for the registrant by Robert P. Nault, Senior Vice President, General Counsel and Secretary of the registrant. As of June 17, 2014, Mr. Nault owned 4,958 shares of Common Stock.

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 17th day of June, 2014.

CONSTANT CONTACT, INC.

By:	/S/ GAIL F. GOODMAN
Gail F. Goodman President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Constant Contact, Inc., hereby severally constitute and appoint Gail F. Goodman, Harpreet S. Grewal and Robert P. Nault, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Constant Contact, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gail F. Goodman	Chairman, President and Chief	June 17, 2014
Gail F. Goodman	Executive Officer (Principal Executive Officer)

/s/ Harpreet S. Grewal	Executive Vice President, Chief	June 17, 2014
Harpreet S. Grewal	Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas Anderson	Director	June 9, 2014
Thomas Anderson

/s/ Robert P. Badavas	Director	June 17, 2014
Robert P. Badavas

/s/ John Campbell	Director	June 9, 2014
John Campbell

/s/ Jay Herratti
Jay Herratti	Director	June 10, 2014

/s/ William S. Kaiser
William S. Kaiser	Director	June 13, 2014

/s/ Daniel T.H. Nye	Director	June 11, 2014
Daniel T.H. Nye

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Second Amended and Restated By-Laws of the Registrant

5	Opinion of Robert P. Nault, Senior Vice President, General Counsel and Secretary of the Registrant

23.1	Consent of Robert P. Nault (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1	Amended and Restated 2011 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-144381), and incorporated herein by reference.